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                                                                     EXHIBIT 5.1

                                                 November 7, 2000


Circuit Research Labs, Inc.
2522 West Geneva Drive
Tempe, Arizona  85282


         Re:  Circuit Research Labs, Inc.:  Registration Statement on Form S-8


Ladies and Gentlemen:

         We have acted as counsel to Circuit Research Labs, Inc., an Arizona corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,182,500 shares (the "Shares") of the Company's common stock, $0.10 par value (the "Common Stock"), which may be issued from time to time upon purchase of the Shares by contractual agreement, and upon the exercise of stock options granted by the Company, pursuant to the Company's CJB Stock Option Plan (the "Plan"), which Plan is set forth at Sections 3 and 4 of the Stock Purchase Agreement dated June 23, 1999, by and between Gary D. Clarkson, Charles Jayson Brentlinger and the Company, and which Plan was subsequently amended by virtue of a one hundred percent stock dividend duly authorized by the Company's board of directors and effective as of August 15, 2000, payable to record holders of the Common Stock as of July 31, 2000. The Shares are being registered pursuant to a registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission").

         In arriving at the opinion expressed below, we have examined the Registration Statement and such other documents, including the Articles of Incorporation and Bylaws of the Company, each as amended to date, as we have deemed necessary to enable us to express the opinion set forth herein. In addition, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction as conforming to the originals thereof, of such other documents and corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the genuineness of all signatures on all documents reviewed by us.

         Based on the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that:

Circuit Research Labs, Inc.
November 7, 2000
Page 2

         The Shares of Common Stock to be issued by the Company pursuant to the Registration Statement have been duly authorized, and upon issuance and delivery in accordance with the terms of the Plan will be duly and validly issued and fully paid and nonassessable.

         This opinion is limited to the Arizona Business Corporation Act and the present federal laws of the United States and to the facts as they presently exist. We hereby consent to references to our firm under the caption "Legal Matters" in any prospectus included by incorporation by reference into the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,



                                                     BRYAN CAVE LLP